Exhibit 99.1

Allscripts Announces Fourth Quarter 2020 Results and Outlook For 2021

  Fourth quarter GAAP EPS of $4.82; 71% year-over-year growth in non-GAAP diluted EPS to $0.29
  Closed sales of EPSi and CarePort Health and recognized a combined pre-tax gain of $1.2 billion
  Repurchased $280 million of stock in the quarter and ended the quarter in a net cash position

CHICAGO--(BUSINESS WIRE)--February 25, 2021--Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX) (Allscripts) announced its financial results for the three and twelve months ended December 31, 2020.

Bookings(1) were $220 million in the fourth quarter of 2020. This result compares with $312 million in the fourth quarter of 2019. Contract revenue backlog totaled $4.1 billion as of December 31, 2020.

Fourth quarter 2020 GAAP revenue was $386 million compared with $414 million in the fourth quarter of 2019. Non-GAAP revenue(2) was $415 million in the fourth quarter of 2020 compared with $452 million in the fourth quarter of 2019.

On a GAAP basis in the fourth quarter of 2020, loss from operations was $68 million and included $17 million of severance and restructuring charges and $75 million of asset impairments. GAAP loss from operations in the fourth quarter of 2019 was $55 million and included $20 million of severance and restructuring charges and $33 million of asset impairments. Non-GAAP income from operations(2) in the fourth quarter of 2020 was $66 million compared with $44 million in the fourth quarter of 2019.

GAAP net income in the fourth quarter of 2020 totaled $728 million compared with net loss of $19 million in the fourth quarter of 2019. Non-GAAP net income(2) in the fourth quarter of 2020 was $45 million compared with $28 million in the fourth quarter of 2019.

GAAP earnings per share in the fourth quarter of 2020 was $4.82 compared with loss per share of $0.12 in the fourth quarter of 2019. Non-GAAP diluted earnings per share(2) in the fourth quarter of 2020 were $0.29 compared with $0.17 in the fourth quarter of 2019.

Adjusted EBITDA(2) totaled $97 million in the fourth quarter of 2020, compared with $74 million in the fourth quarter of 2019.

Stock repurchases totaled $280 million in the fourth quarter of 2020.

“Allscripts saw continued progress in the fourth quarter as we benefitted from the decisive and strategic actions we took in 2020, which included resetting our cost base and solutions portfolio to more effectively compete in this uncertain environment,” said Paul M. Black, Allscripts Chief Executive Officer. “We believe Allscripts is well positioned to succeed with our robust, highly relevant solutions portfolio which spans the provider, payer and life sciences markets. Our strong and flexible balance sheet enables us to continue our investments to drive growth as well as return additional capital to shareholders. Looking ahead, we expect to continue to leverage the work we have done to drive improved margins and free cash flow generation.”

2021 Financial Outlook(3)

For the full year 2021, Allscripts currently expects to achieve:

  Revenue of $1.5 billion
  Adjusted EBITDA between $240 million and $260 million
  Free cash flow between $90 million and $100 million

Conference Call

Allscripts will conduct a conference call today, Thursday, February 25th, 2021, at 4:30 PM Eastern Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (201) 689-7817 (international) and requesting Conference ID # 13715828.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts Investor Relations website or by calling +1 (877) 660-6853 or +1 (201) 612-7415 - Conference ID # 13715828.

Supplemental and non-GAAP financial information (both including and excluding discontinued operations) is also available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware and other client services, for all business units while they were owned by the Company.
(2)

Non-GAAP figures include results from divested businesses during the period they were still owned. GAAP figures reflect the results of divested businesses as discontinued operations in all periods presented.

(3)

In providing financial guidance, the company does not reconcile Adjusted EBITDA and free cash flow to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact GAAP net income and operating cash flow such as acquisition-related amortization, asset impairment charges and restructuring and other costs, any of which may be significant, are either outside of its control and/or cannot be reasonably predicted. Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures. For a reconciliation of other non-GAAP items, see the non-GAAP financial reconciliation tables in this release (Tables 4 and 5).

NOTE: All percentage changes described within this press release are calculated from full dollar amounts as illustrated in the accompanying financial statements and Allscripts Supplemental Financial Data Workbook, posted on the Investor Relations website. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body compared to full dollar amounts in the tables.

About Allscripts

Allscripts (Nasdaq: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2021 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our 2021 outlook, profitability initiatives, and plans to return capital to shareholders. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance or events. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: our ability to achieve the margin targets associated with our margin improvement initiatives within the contemplated time periods, if at all; the magnitude, severity and duration of the COVID-19 pandemic, including the impacts of the pandemic, along with the impacts of our responses and the responses by governments and other businesses to the pandemic, on our business, our employees, our clients and our suppliers; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; our use of the proceeds from the sale of our EPSi and CarePort businesses; the failure by Practice Fusion to comply with the terms of its settlement agreements with the U.S. Department of Justice (the “DOJ”); the costs and burdens of compliance by Practice Fusion with the terms of its settlement agreements with the DOJ; additional investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s investigations into Practice Fusion’s business practices; our ability to recover from third parties (including insurers) any amounts required to be paid in connection with Practice Fusion’s settlement agreements with the DOJ and related inquiries; the expected financial results of businesses acquired by us; the successful integration of businesses acquired by us; the anticipated and unanticipated expenses and liabilities related to businesses acquired by us, including the civil investigation by the U.S. Attorney’s Office involving our Enterprise Information Solutions business (the “EIS business”); our failure to compete successfully; consolidation in our industry; current and future laws, regulations and industry initiatives; increased government involvement in our industry; the failure of markets in which we operate to develop as quickly as expected; our or our customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; the effects of the realignment of our sales, services and support organizations; market acceptance of our products and services; the unpredictability of the sales and implementation cycles for our products and services; our ability to manage future growth; our ability to introduce new products and services; our ability to establish and maintain strategic relationships; risks associated with investments and acquisitions; the performance of our products; our ability to protect our intellectual property rights; the outcome of other legal proceedings involving us; our ability to hire, retain and motivate key personnel; performance by our content and service providers; liability for use of content; price reductions; our ability to license and integrate third-party technologies; risks related to global operations; variability of our quarterly operating results; risks related to our outstanding indebtedness; changes in tax rates or laws; business disruptions; our ability to maintain proper and effective internal controls; and asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting our business is contained in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Allscripts Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$531.1	$129.6
Restricted cash	$6.4	$7.9
Accounts receivable, net	$347.3	$424.4
Contract assets	$106.7	$93.3
Income tax receivable	$25.4	$0.0
Prepaid expenses and other current assets	$136.3	$144.2
Current assets attributable to discontinued operations	$0.0	$41.9
Total current assets	$1,153.2	$841.3
Fixed assets, net	$72.2	$87.9
Software development costs, net	$193.2	$222.7
Intangible assets, net	$286.6	$367.1
Goodwill	$974.7	$974.1
Deferred taxes, net	$5.8	$5.7
Contract assets - long-term	$43.7	$63.5
Right-of-use assets - operating leases	$96.6	$95.8
Other assets	$91.6	$119.6
Long-term assets attributable to discontinued operations	$0.0	$428.0
Total assets	$2,917.6	$3,205.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35.9	$102.8
Accrued expenses	$100.2	$270.3
Accrued compensation and benefits	$118.8	$65.8
Deferred revenue	$334.8	$335.6
Current maturities of long-term debt	$0.0	$364.5
Current operating lease liabilities	$22.3	$22.3
Current liabilities attributable to discontinued operations	$322.8	$49.4
Total current liabilities	$934.8	$1,210.7
Long-term debt	$167.6	$551.0
Deferred revenue	$3.4	$11.1
Deferred taxes, net	$18.2	$21.0
Long-term operating lease liabilities	$93.5	$93.6
Other liabilities	$33.9	$30.3
Long-term liabilities attributable to discontinued operations	$0.0	$2.8
Total liabilities	$1,251.4	$1,920.5
Total stockholders’ equity	$1,666.2	$1,285.2
Total liabilities and stockholders’ equity	$2,917.6	$3,205.7

Note: The condensed consolidated balance sheets reflect the results of Careport Health and EPSi as discontinued operations in all periods presented.

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Software delivery, support and maintenance	$241.3	$248.9	$914.7	$1,004.2
Client services	145.1	165.4	588.0	628.4
Total revenue	386.4	414.3	1,502.7	1,632.6
Cost of revenue:
Software delivery, support and maintenance	71.3	80.0	288.0	319.1
Client services	123.9	154.4	530.6	595.3
Amortization of software development and acquisition-related assets (a)	30.2	27.3	118.4	107.9
Total cost of revenue	225.4	261.7	937.0	1,022.3
Gross profit	161.0	152.6	565.7	610.3
Selling, general and administrative expenses	93.8	108.3	389.9	400.8
Research and development	54.3	60.1	206.1	245.4
Impairments	74.7	32.5	75.0	36.5
Amortization of intangible and acquisition-related assets	6.3	6.8	25.6	27.2
Income (loss) from operations	(68.1)	(55.1)	(130.9)	(99.6)
Interest expense, net (b)	(6.1)	(11.5)	(32.4)	(41.6)
Other (c)	(0.6)	3.0	14.0	(140.5)
Income (loss) before income taxes	(74.8)	(63.6)	(149.3)	(281.7)
Income tax (provision) benefit	10.1	29.7	16.7	43.3
Income (loss) from continuing operations, net of tax	(64.7)	(33.9)	(132.6)	(238.4)
Income (loss) from discontinued operations	16.8	20.1	71.4	75.2
Gain (loss) on sale of discontinued operations	1,156.5	0.0	1,156.5	0.0
Income tax (provision) from discontinued operations	(380.8)	(5.2)	(394.9)	(19.4)
Income (loss) from discontinued operations, net of tax	792.5	14.9	833.0	55.8
Net income (loss)	727.8	(19.0)	700.4	(182.6)
Net (income) loss attributable to non-controlling interest	0.0	0.0	0.0	0.4
Net Income (loss) attributable to Allscripts Healthcare Solutions, Inc. stockholders	$727.8	($19.0)	$700.4	($182.2)

Income (loss) from continuing operations per share - basic	($0.43)	($0.21)	($0.83)	($1.43)
Income (loss) from discontinued operations per share - basic	$5.25	$0.09	$5.23	$0.33
Income (loss) per share - basic	$4.82	($0.12)	$4.40	($1.10)
Income (loss) from continuing operations per share - diluted	($0.43)	($0.21)	($0.83)	($1.43)
Income (loss) from discontinued operations per share - diluted	$5.25	$0.09	$5.23	$0.33
Income (loss) per share - diluted	$4.82	($0.12)	$4.40	($1.10)

Weighted average common shares outstanding:
Basic	150.9	162.4	159.3	166.3
Diluted	150.9	162.4	159.3	166.3

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$22.7	$18.4	$86.3	$72.9
Amortization of acquisition-related intangible assets	7.5	8.9	32.1	35.0
Total amortization of software development and acquisition-related assets	$30.2	$27.3	$118.4	$107.9

(b) Interest expense are comprised of the following for the periods presented:
Interest expense	(4.0)	(7.2)	(18.1)	(26.6)
Interest income	0.3	0.3	1.7	1.6
Non-cash charges to interest (expense) income	0.1	(0.1)	$0.0	(0.1)
Amortization of discounts and debt issuance costs	(2.5)	(4.5)	(16.0)	(16.5)
Interest expense, net	($6.1)	($11.5)	($32.4)	($41.6)

(c) Other is comprised of the following for the periods presented:
Equity net income (loss) of unconsolidated investments	(0.2)	0.1	17.2	0.7
DOJ settlement	0.0	0.0	0.0	(145.0)
Other income (expense)	(0.4)	2.9	(3.2)	3.8
Other	($0.6)	$3.0	$14.0	($140.5)

Note: The condensed consolidated statements of operations reflect the results of Careport Health and EPSi as discontinued operations in all periods presented.

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$727.8	($19.0)	$700.4	($182.6)
Less: Income(loss) from discontinued operations	792.5	14.9	833.0	55.8
Income (loss) from continuing operations	($64.7)	($33.9)	($132.6)	($238.4)
Non-cash adjustments to net income (loss):
Depreciation and amortization	46.4	50.0	192.3	198.2
Operating right-to-use asset amortization	5.1	5.7	20.7	21.9
Stock-based compensation expense	8.1	9.4	34.0	39.0
Deferred Taxes	(6.2)	(34.9)	(3.3)	(38.0)
Asset impairment charges	74.7	6.8	75.0	10.8
Goodwill impairment	0.0	25.7	0.0	25.7
Impairment (recovery) of long-term investments	0.0	1.7	1.6	0.7
Equity in net income of unconsolidated investments	0.2	0.0	(17.2)	(0.6)
Other (income) loss, net	(5.1)	7.2	(5.9)	10.0
Total non-cash adjustments to net income (loss)	123.2	71.6	297.2	267.7
Cash impact of changes in operating assets and liabilities:
Assets	(63.9)	(77.1)	0.7	(25.7)
Liabilities	61.0	61.3	(5.8)	(133.2)
Accrued DOJ settlement	(58.4)	0.0	(147.2)	145.0
Total cash impact of changes on operating assets and liabilities	(61.3)	(15.8)	(152.3)	(13.9)
Net cash provided by (used in) operating activities - continuing operations	(2.8)	21.9	12.3	15.4
Net cash provided by (used in) operating activities - discontinued operations	(175.8)	(9.5)	(119.0)	30.9
Net cash provided by (used in) operating activities	(178.6)	12.4	(106.7)	46.3
Cash flows from investing activities:
Capital expenditures	(9.2)	(3.1)	(17.0)	(16.5)
Capitalized software	(16.3)	(25.2)	(88.0)	(103.3)
Cash paid for business acquisitions, net of cash acquired	0.0	0.0	0.0	(23.4)
Cash received from sale of business	1,710.0	0.0	1,710.0	0.0
Sales (purchases) of equity securities, other investments and related intangible assets, net	(3.2)	0.0	(7.1)	(8.2)
Sale of other investments	0.0	0.0	24.9	1.0
Cash provided by (used in) investing activities - Continuing Operations	1,681.3	(28.3)	1,622.8	(150.4)
Cash provided by (used in) investing activities - Discontinued Operations	(1.2)	(2.5)	(7.6)	(10.7)
Net cash provided by (used in) investing activities	1,680.1	(30.8)	1,615.2	(161.1)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	(0.4)	(0.5)	(6.0)	(7.3)
Proceeds from issuance of 0.875% Convertible Senior Notes	5.4	218.0	4.7	218.0
Payments for issuance costs on 0.875% Convertible Senior Notes	(5.4)	(5.4)	(5.4)	(5.4)
Payments for capped call transaction on 0.875% Convertible Senior Notes	0.0	(17.2)	0.0	(17.2)
Repayment of Convertible Senior Notes, net of issuance costs	0.0	0.0	(352.3)	0.0
Credit facility payments	(1,140.0)	(205.0)	(1,315.0)	(220.0)
Credit facility borrowings, net of issuance costs	230.0	30.1	903.6	279.2
Repurchase of common stock	(79.6)	(9.3)	(134.9)	(111.5)
Accelerated share repurchase program	(200.0)	0.0	(200.0)	0.0
Repurchase of unsettled common stock	0.0	9.3	0.0	0.0
Payment of acquisition and other financing obligations	0.0	(3.1)	(4.4)	(14.7)
Purchases of subsidiary shares owned by non-controlling interest	0.0	0.0	0.0	(53.8)
Net cash provided by (used in) financing activities - continuing operations	(1,190.0)	16.9	(1,109.7)	67.3
Net cash provided by (used in) financing activities - discontinued operations	0.0	0.0	0.0	0.0
Net cash provided by (used in) financing activities	(1,190.0)	16.9	(1,109.7)	67.3
Effect of exchange rate changes on cash and cash equivalents	1.1	0.3	1.2	0.2
Net increase (decrease) in cash and cash equivalents	312.6	(1.2)	400.0	(47.3)
Cash, cash equivalents and restricted cash, beginning of period	224.9	138.7	137.5	184.8
Cash, cash equivalents and restricted cash, end of period	$537.5	$137.5	$537.5	$137.5

Note: The condensed consolidated statements of cash flows reflect the results of Careport Health and EPSi as discontinued operations in all periods presented.

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Total revenue, as reported	$386.4	$414.3	$1,502.7	$1,632.6
Acquisition-related deferred revenue adjustments	0.0	0.5	0.0	2.0
Non-GAAP revenue related to businesses reported as discontinued operations	28.1	36.7	136.8	139.1
Total non-GAAP revenue	$414.5	$451.5	$1,639.5	$1,773.7

Gross profit, as reported	$161.0	$152.6	$565.7	$610.3
Acquisition-related deferred revenue adjustments	0.0	0.5	0.0	2.0
Acquisition-related amortization	7.5	8.9	32.1	35.0
Stock-based compensation expense	1.5	1.6	6.0	6.2
Restructuring and other	0.0	0.4	2.8	8.4
Non-GAAP gross profit related to businesses reported as discontinued operations	22.7	27.9	102.3	104.9
Total non-GAAP gross profit	$192.7	$191.9	$708.9	$766.8

Income (loss) from operations, as reported	($68.1)	($55.1)	($130.9)	($99.6)
Acquisition-related deferred revenue adjustments	0.0	0.5	0.0	2.0
Acquisition-related amortization	13.8	15.7	57.7	62.1
Stock-based compensation expense	9.5	10.1	38.4	42.5
Impairments (recovery)	74.7	32.5	75.0	36.5
Restructuring and other	16.8	19.5	66.2	53.9
Non-GAAP income from operations related to businesses reported as discontinued operations	19.1	20.7	79.5	77.1
Total non-GAAP income from operations	$65.8	$43.9	$185.9	$174.5

Net income (loss) attributable to Allscripts Healthcare Solutions, Inc. stockholders, as reported	$727.8	($19.0)	$700.4	($182.2)
Loss (income) from discontinued operations	(16.8)	(20.1)	(71.4)	(75.2)
(Gain) on sale of business, net	(1,156.5)	0.0	(1,156.5)	0.0
Income tax provision from discontinued operations	380.8	5.2	394.9	19.4
Income (loss) from continuing operations, net of tax	($64.7)	($33.9)	($132.6)	($238.0)
Acquisition-related deferred revenue adjustments	0.0	0.5	0.0	2.0
Acquisition-related amortization	13.8	15.7	57.7	62.1
Stock-based compensation expense	9.5	10.1	38.4	42.5
Restructuring and other	16.8	20.3	66.2	200.1
Non-cash charges to interest expense and other	1.2	(1.1)	14.4	8.8
Impairments	74.7	34.2	76.6	37.2
Equity in net loss (income) of unconsolidated investments and non-controlling interest	0.2	(0.1)	(17.2)	(0.9)
Tax rate alignment	(19.9)	(33.5)	(37.5)	(60.4)
Non-GAAP net income related to businesses reported as discontinued operations	13.4	15.8	56.5	58.6
Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc.	$45.0	$28.0	$122.5	$112.0

Non-GAAP effective tax rate	24%	24%	24%	24%

Weighted shares outstanding - basic	150.9	162.4	159.3	166.3
Weighted shares outstanding - diluted	155.9	164.9	162.0	168.1

GAAP Income (loss) from continuing operations per share - basic	($0.43)	($0.21)	($0.83)	($1.43)
Non-GAAP Income (loss) per share - diluted	$0.29	$0.17	$0.76	$0.67

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions, except percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income (loss) from continuing operations, as reported	($64.7)	($33.9)	($132.6)	($238.4)
Plus:
Interest expense and other, net (a)	4.0	7.3	17.7	25.3
Depreciation and amortization	46.4	52.3	192.3	198.2
Equity in net (income) loss of unconsolidated investments	0.2	(0.2)	(17.2)	(0.7)
Tax provision/(benefit)	(10.1)	(29.7)	(16.7)	(43.3)
EBITDA	($24.2)	($4.2)	$43.5	($58.9)
Plus:

Acquisition-related deferred revenue adjustments	0.0	0.5	0.0	2.0
Stock-based compensation expense	9.5	10.1	38.4	42.6
Restructuring and other	16.8	10.4	66.2	187.9
Impairments (recovery)	74.7	34.2	76.6	37.2
Adjusted EBITDA from continuing operations	76.8	51.0	224.7	210.8
Adjusted EBITDA related to businesses reported as discontinued operations	20.0	22.8	87.2	84.3
Adjusted EBITDA	$96.8	$73.8	$311.9	$295.1

Adjusted EBITDA margin from continuing operations (b)	19.9%	12.3%	15.0%	12.9%
Adjusted EBITDA margin (c)	23.4%	16.3%	19.0%	16.6%

(a) Interest expense and other, net has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% and 0.875% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b) Adjusted EBITDA margin from continuing operations is calculated by dividing adjusted EBITDA from continuing operations by non-GAAP revenue from continuing operations.

(c) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents non-GAAP revenue, gross profit, gross margin, income from operations, Adjusted EBITDA, Adjusted EBITDA margin, effective income tax rate, net income, diluted earnings per share and free cash flow, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures are presented below:

  Non-GAAP revenue consists of GAAP revenue, as reported, and adds back recognized deferred revenue from Practice Fusion and NantHealth’s provider/patient solutions business and non-material consolidated affiliates that is eliminated for GAAP purposes due to purchase accounting adjustments as well as revenue from businesses reported as discontinued operations. Reconciliations to GAAP revenue are found in Table 4 within this press release.
  Non-GAAP gross profit consists of GAAP gross profit, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense and restructuring and other costs. Non-GAAP gross profit includes results from businesses reported as discontinued operations. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue in the applicable period. Reconciliations to GAAP gross profit are found in Table 4 within this press release.
  Non-GAAP income from operations consists of GAAP income (loss) from operations, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, impairment charges and restructuring and other costs. Non-GAAP income from operations includes results from businesses reported as discontinued operations. Reconciliations to GAAP income (loss) from operations are found in Table 4 within this press release.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income/(loss), as reported, and adjusts for: acquisition-related deferred revenue adjustments; depreciation and amortization; stock-based compensation expense; restructuring and other costs; impairment charges; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit). Adjusted EBITDA includes results from businesses reported as discontinued operations. Reconciliations to GAAP net income/(loss) are found in Table 5 within this press release.
  Adjusted EBITDA margin is a non-GAAP measure that is calculated by dividing Adjusted EBITDA by non-GAAP revenue. See the reconciliations in Table 4 within this press release with respect to non-GAAP revenue and in Table 5 within this press release with respect to Adjusted EBITDA.
  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income tax rate, Allscripts effective state income tax rate and adjustments for permanent differences.
  Non-GAAP net income consists of GAAP net income/(loss), as reported, and adds back acquisition-related deferred revenue adjustments; acquisition-related amortization; stock-based compensation expense; restructuring and other costs; non-cash charges to interest expense and other; impairment charges and equity in net earnings of unconsolidated investments. Non-GAAP net income includes a GAAP to non-GAAP tax rate alignment adjustment. Non-GAAP net income also includes results from businesses reported as discontinued operations.
  Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. is a non-GAAP measure and consists of non-GAAP net income, as described above, with an adjustment to reduce non-GAAP net income for the percentage of non-controlling interest outside Allscripts ownership position. Reconciliations to GAAP net income/(loss) attributable to Allscripts Healthcare Solutions, Inc. are found in Table 4 within this press release.
  Non-GAAP diluted earnings per share consist of non-GAAP net income, as defined above, divided by weighted shares outstanding – diluted during the applicable period.
  Free cash flow consists of GAAP cash flows provided by operating activities in the applicable period, net of capital expenditures and capitalized software costs, including those incurred by businesses presented as discontinued operations.

Acquisition-Related Deferred Revenue Adjustments. Deferred revenue adjustments include acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenue acquired in a business acquisition. The fair value of acquired deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back acquisition-related deferred revenue adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods because of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Impairments. Impairments reflect non-cash charges related to the retirement of hosting assets, the abandonment of a lease, our decision to discontinue several software development projects and the impairment of several intangible assets.

Restructuring and Other Costs. Restructuring and other costs relate to certain legal proceedings and investigations, consulting, severance, incentive compensation and other charges incurred in connection with activities that are considered not reflective of our core business.

Allscripts excludes restructuring and other costs, in whole or in part, from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense include the amortization of the fair value of the conversion option embedded in the 1.25 percent Cash Convertible Notes and 0.875 percent Convertible Notes issued by Allscripts during the second quarter of 2013 and fourth quarter of 2019, respectively.

Equity in Net loss (income) of Unconsolidated Investments. Equity in net loss (income) of unconsolidated investments represents Allscripts share of the equity earnings of our investments in third parties accounted for under the equity method, including the amortization of cost basis adjustments.

Tax Rate Alignment. Tax rate alignment aligns the applicable period’s effective tax rate to the expected annual non-GAAP effective tax rate.

Results from Businesses Reported as Discontinued Operations. Results from businesses reported as discontinued operations reflect results from EPSi and CarePort Health which were both divested in the fourth quarter of 2020. These results are added back to GAAP results to provide more insight into how the company performed while these businesses were owned.

Management also believes that non-GAAP revenue, gross profit, gross margin, income from operations, effective income tax rate, net income, diluted earnings per share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments and restructuring and other costs made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.

Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit, operating income, net income, diluted earnings per share, Adjusted EBITDA and/or Adjusted EBITDA margin to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit, operating income, net income, diluted earnings per share, Adjusted EBITDA and Adjusted EBITDA margin are performance measures only, and they do not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

Contacts

Investors:
Stephen Shulstein
312-386-6735
stephen.shulstein@allscripts.com

Media:
Concetta Rasiarmos
312-447-2466
concetta.rasiarmos@allscripts.com